As Filed With The Securities And Exchange Commission On May 1, 2008
Registration No. 333-131045

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST EFFECTIVE AMENDMENT NO. 4
TO
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

HEALTH FITNESS CORPORATION
(Exact name of registrant as specified in its charter)

Minnesota (State or other jurisdiction of incorporation or organization)	8090 (Primary standard industrial classification code number)	41-1580506 (I.R.S. employer identification number)
1650 West 82 nd Street
Bloomington, MN 55431
(952) 831-6830
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Gregg O. Lehman, Ph.D.
Chief Executive Officer and President
Health Fitness Corporation
1650 West 82nd Street
Bloomington, MN 55431
(952) 831-6830
(952) 897-5173 (Fax)
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copy To:
John A. Satorius, Esq.
Alexander Rosenstein, Esq.
Fredrikson & Byron, P.A.
200 South Sixth Street, Suite 4000
Minneapolis, MN 55402
(612) 492-7000
(612) 492-7077 (Fax)

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☑
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

DEREGISTRATION OF SECURITIES
     This Post-Effective Amendment No. 4 to the Registration Statement on Form S-1 (File No. 333-131045) (as amended, the “Registration Statement”) is being filed to deregister all securities that were registered but not sold under the Registration Statement. The Registration Statement registered a total of 6,681,000 shares of our common stock (the “Shares”), as follows: 5,100,000 shares of common stock issued on March 10, 2006 upon conversion of 1,000 shares of Series B Convertible Preferred Stock (“Series B Stock”) we issued on November 14, 2005 in a private placement to a limited number of accredited investors; up to 1,530,000 shares of common stock, equal to 30% of the number of shares of common stock issuable upon conversion of the Series B Stock, we may be required to issue from time to time upon exercise, for cash, of warrants we issued on November 14, 2005 to the original purchasers of the Series B Stock; and up to 51,000 shares of common stock we may be required to issue from time to time upon exercise of warrants we issued on November 14, 2005 to the placement agents (or their affiliates) for the Series B Stock. None of these warrants has been exercised to date. In connection with the original issuance of the Series B Stock, on November 14, 2005 we entered into a Registration Rights Agreement with the initial purchasers of the Series B Stock. Our contractual obligation to maintain the effectiveness of the Registration Statement under the Registration Rights Agreement has expired, and, therefore, we are terminating this offering. Holders of Shares may continue to sell the Shares without volume limitations as may be permitted by Rule 144 under the Securities Act of 1933, as amended.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 4 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomington, State of Minnesota, on May 1, 2008.

HEALTH FITNESS CORPORATION
By:	/s/ Gregg O. Lehman, Ph.D.
Gregg O. Lehman, Ph.D.
Chief Executive Officer

     In accordance with the requirement of the Securities Act of 1933, this Post-Effective Amendment No. 4 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures		Title	Date

/s/ Gregg O. Lehman, Ph.D. Gregg O. Lehman, Ph.D.		Chief Executive Officer, President (principal executive officer) and Director	May 1, 2008

/s/ Wesley W. Winnekins Wesley W. Winnekins		Chief Financial Officer (principal financial and accounting officer)	May 1, 2008

/s/ Mark W. Sheffert* Mark W. Sheffert		Chairman	May 1, 2008

/s/ Jerry V. Noyce* Jerry V. Noyce		Director	May 1, 2008

/s/ K. James Ehlen, M.D.* K. James Ehlen, M.D.		Director	May 1, 2008

/s/ Robert J. Marzec* Robert J. Marzec		Director	May 1, 2008

/s/ John C. Penn* John C. Penn		Director	May 1, 2008

/s/ Linda Hall Whitman, Ph.D.* Linda Hall Whitman, Ph.D.		Director	May 1, 2008

/s/ Rodney A. Young* Rodney A. Young		Director	May 1, 2008

Curtis M. Selquist		Director

David M. Durenburger		Director

*By:	/s/ Wesley W. Winnekins Wesley W. Winnekins Attorney-in-Fact pursuant to Powers of Attorney previously filed Date: May 1, 2008